UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2021

BIOFORCE NANOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51074	74-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2020 General Booth Blvd.

Suite 230

Virginia Beach, VA 23454

(Address of principal executive offices)

Registrant's telephone number: (757) 306-6090

Registrant’s fax number: (757) 306-6092

_______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02-Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director or Officer

On November 29, 2021, the Board of Directors accepted the resignation of Mr. Merle Ferguson as Chief Executive Officer and President, effective November 30, 2021. Mr. Ferguson remains Chairman of the Board of Directors of BioForce Nanoscience, Inc.

Mr. Ferguson's decision to resign was not the result of any dispute or disagreement with the Company or any matter relating to the Company's operation, policies (including accounting or financial policies) or practices.

Election or Appointment of Officer or Director

On November 29, 2021, the Board of Directors (the “Board”) of BioForce Nanosciences Holdings, Inc. (the “Company”) appointed both Mr. Steve Gagnon and Mr. John LaViolette as Co-Chief Executive Officers (Co-CEOs), effective November 30, 2021.

In addition, on November 29, 2021, the Board of Directors of BioForce Nanosciences Holdings, Inc. appointed Sasha Shapiro as President, effective November 30, 2021.

John LaViolette is the Co-Founder and Co-CEO of Element International Inc, and Co-CEO and Director of Element Global, Inc. The stock of Element Global trades on the OTC Markets Pink, no information expert market. Mr. LaViolette was also a senior partner in the entertainment law firm of Bloom, Hergott, Diemer, Rosenthal, LaViolette, Feldman, Schenkman & Goodman LLP. He has deep relationships with all major Hollywood studios and networks and has represented a vast number of "A-list" actors, writers, and directors. The Board reviewed Mr. LaViolette's background and it considers him as qualified to fill this position, due to his extensive business experience and work with public companies.

Steven Gagnon is the Co-Founder and Co-CEO of Element International Inc., and is Director, Co-CEO and COO of Element Global, Inc. The stock of Element Global trades on the OTC Markets Pink, no information expert market. Mr. Gagnon has a 20-year history in media in the financing and production of film, television and music videos. Mr. Gagnon served as President of the sports group of Madison Sports and Entertainment Group, Inc., and worked as a supervisor in the offshore oil and construction industry for International Underwater Contractors. The Board reviewed Mr. Gagnon's background and it considers him as qualified to fill this position, due to his extensive business experience and work with public companies.

Sasha Shapiro is President and Director of Element Global, Inc. and Vice Chairman and President of Element Media Group. The stock of Element Global trades on the OTC Markets Pink, no information expert market. Mr. Shapiro is Managing Director of Media Content Capital, a private equity fund focused on investments in early/medium-stage media, internet, and entertainment companies. He has held senior management positions at Warner Bros Studios and Pacifica Ventures and has served as a producer on films including Fury, Sabotage, Fading Gigolo, Dirty Grandpa, Rock the Kasbah, Naked and Ophelia. He sits on the Board of Directors of Sonifi Solutions, QED International, Covert Media and VR MediaTech. The Board reviewed Mr. Shapiro's background and it considers him as qualified to fill this position, due to his extensive business experience and work with public companies.

Financial  Item 9.01 -Financial Statements and Exhibits.

(a) Financial statements of business acquired. Not applicable.

(b) Pro forma financial information.  Not applicable.

(c) Shell company transactions.  Not applicable.

(d) Exhibits.

Number	Description
17.1+	Resignation letter – Mr. Merle Ferguson

+Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2021	BIOFORCE NANOSCIENCES HOLDINGS, INC.

By /s/ Merle Ferguson
Chairman